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EXHIBIT 99.1
PRESS RELEASE DATED OCTOBER 23, 2001

HELPMATE ROBOTICS, INC. ENTERS INTO LETTER OF INTENT WITH PAINCARE, INC.

DANBURY, Conn., Oct 23, 2001 /PRNewswire via COMTEX/ -- Helpmate Robotics, Inc. (OTC Bulletin Board:HELP) ("HELP") announced that on September 11 it entered into a Letter of Intent with PainCare, Inc. ("PainCare"), a Nevada healthcare company specializing in PainCare management, minimally invasive spine surgery and orthopedic rehabilitation; whereby upon satisfactory completion of due diligence by the parties and the negotiation and execution of a definitive agreement, as of the closing of the transaction, PainCare will be the surviving company and the name of the company will be changed to Pain Care.

According to Joseph Engelberger, Chairman of the Board and Chief Executive Officer of HELP, "We have been looking for a partner for quite some time. The merger with PainCare allows us to continue our presence in the healthcare industry, where we have been very successful in the past."

Randy Lubinsky, Chief Executive Officer of PainCare, Inc., said, "This transaction, along with our three recent acquisitions and our joint venture with MedX Corporation, completes the foundation of our business. We can now accelerate our growth plans of establishing a network of healthcare centers focusing on PainCare management, minimally invasive spine surgery and orthopedic rehabilitation throughout North America."

About PainCare, Inc.

PainCare is a Nevada corporation re-organized for the purpose of establishing a North American network of PainCare management, minimally invasive spine surgery and orthopedic rehabilitation centers with locations in Toronto, Canada; Lake Worth, Florida; and Denver, Colorado. PainCare has developed its "Three Pillar" business approach to provide an integrated combination of products and services to patients seeking pain relief through PainCare Management technologies, Minimally Invasive Spine Surgery (MIS) and Orthopedic Rehabilitation. MIS or "band-aid" surgery is a specialized surgical technique based on currently available endoscopic technologies, which allows physicians to provide the most technically advanced treatment of back and neck PainCare in an outpatient environment. Orthopedic Rehabilitation is a comprehensive program that advances functional restoration of the musculoskeletal system utilizing state-of-the-art computerized MedX medical exercise machines.

The management of the Company has substantial experience in developing and managing profitable healthcare operations. Merrill Reuter, M.D., President of Advanced Orthopaedics of South Florida, Inc., is a renowned orthopedic surgeon, and a leader in the field of minimally invasive spinal surgery ("MIS"). Peter Rothbart, M.D., Director, is a recognized leader in the field of PainCare management


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and has developed a successful business model tailored to the practice of
PainCare management. Jay Rosen, M.D., President and Director, has successfully developed and managed outpatient surgery, diagnostic, specialized ambulatory treatment and physical rehabilitation centers for the past 15 years. PainCare has completed a joint venture with MedX 96, Inc., to provide orthopedic rehabilitation services to the Company's practices and outside orthopedic and PainCare management clients.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding HELP's expectations, beliefs, hopes, intentions, anticipation, plans, estimates, or likely results regarding the future. All forward-looking statements included in this release fall within the meaning of the Private Securities Litigation Reform Act of 1995, are based upon information available to HELP as of the date thereof, and HELP assumes no obligation to update any such forward- looking statements. Actual results could differ materially from HELP's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, unsatisfactory due diligence findings, failure to enter into a definitive agreement, the inability of parties to have their registration statement declared effective by the SEC and unfavorable economic and market conditions.




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